PMC-SIERRA, INC.
                            1994 INCENTIVE STOCK PLAN

                             STOCK OPTION AGREEMENT

         Unless otherwise defined in this Option Agreement, the terms defined in the PMC-Sierra, Inc. ("Company") 1994 Incentive Stock Plan (the "Plan") shall have the same defined meanings in this Option Agreement.


I.       NOTICE OF STOCK OPTION GRANT
         ____________________________


         Name:
         Address:

         You ("Optionee") have been granted the following option ("Option") to purchase Common Stock of the Company, subject to the terms of the Plan and this Option Agreement:

         Grant Number

         Date of Grant

         Vesting Commencement Date

         Exercise Price per Share

         Total Number of Shares Granted

         Total Exercise Price

         Type of Stock Option:

         Term/Expiration Date:              Ten years from date of grant

         Vesting Schedule: This option becomes exercisable as follows while the optionee is in continuous service as an Employee, Consultant or Outside Director, and may be exercised, in whole or in part, in accordance with the following schedule:



         OPTIONEE:                          PMC-SIERRA, INC.

         Signature:_______________________  By:_____________________________


         Print Name:______________________  Title:__________________________


         Date Signed:_____________________  Date Signed:____________________


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II.      AGREEMENT

         1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"). In the event of a conflict between the terms and conditions of the Plan and of this Option Agreement, the terms and conditions of the Plan shall prevail.

            If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code (the "Code") of the United States.

         2. Exercise of Option.

            (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

            (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice"), stating the election to exercise the Option, the number of Shares as to which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person, by certified mail or by fax to the Stockholder Services department. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price.

            This Option is also exercisable electronically in a manner approved by the Administrator. An Exercise Notice is not required for online transactions provided that a notice of exercise waiver is signed and returned to the Stockholder Services department before online transactions are performed.

            No Shares shall be issued upon the exercise of this Option unless such exercise and issuance complies with all laws and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered issued on the date the Option is exercised.

            (c) Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Method of Payment. The Administrator shall determine the acceptable form of consideration for exercising an Option, including method of payment. The Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (a)  cash; or

            (b)  check; or

            (c)  cash  exercise,   cashless  exercise   (same-day-sale),   or  a
                 combination of both through a broker or an electronic manner approved by the Administrator.

         4. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Term of Option. This Option may be exercised only within the Term set out in the Notice of Grant.


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         6. Early Termination of Option.

            (a) Termination of Status as Employee, Consultant or Outside Director. If Optionee's Continuous Status as an Employee, Consultant or Outside Director terminates, (but not in the event of a change of status from Employee to Consultant or Outside Director (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant or Outside Director to Employee), then this Option will terminate 30 days after the date of termination to the extent Optionee has not exercised the Option before that time, but in no event later than the Expiration Date.

            (b) Termination Due to Disability. If Optionee's Continuous Status as an Employee or Consultant terminates as a result of Optionee's permanent and total disability (as defined in Internal Revenue Code Section 22(e)(3)), then Optionee may exercise the Option, up to the extent otherwise so entitled at the date of termination of Continuous Status, for up to 12 months after the date of termination of Continuous Status, but in no event later than the Expiration Date, to the extent Optionee has not exercised the Option before that time.

            (c) Termination Upon Death.

                (i) If Optionee dies while in Continuous Status as an Employee or Consultant, the Option may be exercised at any time within 12 months following the date of death (but in no event later than the Expiration Date), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

                (ii) If Optionee dies within 30 days after Optionee's Continuous Status as an Employee or Consultant terminates, then this Option shall terminate 6 months after the date of death to the extent it has not been exercised before that time by Optionee's estate, or by a person who acquired the right to exercise this Option by bequest or inheritance. In this case, the Option shall be exercisable only to the extent of the right to exercise that had accrued at the date of termination of Continuous Status as an Employee or Consultant.

            (d) No Extension of Term. In no event shall the exercisability provisions of this Section 6 be interpreted to extend the Term of the option set forth in the Notice of Grant.

         7. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         8. Tax Consequences. Some of the US federal and state tax consequences relating to exercise of this Option are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE AND DOES NOT APPLY TO NON-US TAXPAYERS. THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

                (i) Incentive Stock Option ("ISO"). If the Option qualifies as an ISO, Purchaser will have no regular federal income tax or state income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Purchaser to alternative minimum tax in the year of exercise.

                (ii) Nonqualified Stock Option ("NSO"). If the Option does not qualify as an ISO, Purchaser may incur regular federal income tax and state income tax liability upon exercise. Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If Purchaser is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         9. Optionee's Representations. Optionee understands this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, which are governed by Delaware law, constitute the entire agreement of the parties and supersede all prior agreements of the Company and Optionee with respect to the subject matter hereof. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.



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                                ACKNOWLEDGEMENTS
                                ________________



A. THE OPTIONEE ACKNOWLEDGES THAT IN ORDER TO PERFORM ITS REQUIREMENTS UNDER THE PMC-SIERRA, INC. 1994 INCENTIVE STOCK PLAN, THE COMPANY AND ITS SUBSIDIARIES MAY PROCESS SENSITIVE PERSONAL DATA ABOUT THE OPTIONEE. SUCH DATA INCLUDE, BUT ARE NOT LIMITED TO, THE INFORMATION PROVIDED IN OPTION AGREEMENTS AND ANY CHANGES THERETO AND OTHER APPROPRIATE PERSONAL AND FINANCIAL DATA ABOUT OPTIONEE. OPTIONEE HEREBY GIVES EXPLICIT CONSENT TO THE COMPANY TO PROCESS ANY SUCH PERSONAL DATA AND/OR SENSITIVE PERSONAL DATA. OPTIONEE ALSO HEREBY GIVES EXPLICIT CONSENT TO THE COMPANY TO TRANSFER ANY SUCH PERSONAL DATA AND/OR SENSITIVE PERSONAL DATA OUTSIDE THE COUNTRY IN WHICH OPTIONEE IS EMPLOYED, AND TO THE UNITED STATES. THE LEGAL PERSONS FOR WHOM SUCH PERSONAL DATA ARE INTENDED ARE PMC-SIERRA, INC. AND ANY BROKER HANDLING AN OPTION EXERCISE FOR YOU. OPTIONEE HAS BEEN INFORMED OF HIS/HER RIGHT OF ACCESS AND CORRECTION TO HIS/HER PERSONAL DATA BY APPLYING TO THE PLAN ADMINISTRATOR. Optionee's Initials: ______


B. THE OPTIONEE AUTHORIZES THE COMPANY OR ITS SUBSIDIARIES TO WITHHOLD FROM HIS/HER COMPENSATION THE AMOUNT, IF NECESSARY, TO MEET ANY APPLICABLE TAX WITHHOLDING OBLIGATION. OPTIONEE AGREES THAT THE COMPANY MAY REQUIRE THE OPTIONEE TO ENTER AN ARRANGEMENT PROVIDING FOR THE PAYMENT TO THE COMPANY OF ANY TAX WITHHOLDING OBLIGATION OF THE COMPANY OR ITS SUBSIDIARIES ARISING BY REASON OF HIS/HER PARTICIPATION IN THE PMC-SIERRA, INC. 1994 INCENTIVE STOCK PLAN, OR BY THE DISPOSITION OF SHARES ACQUIRED THROUGH THE PLAN. Optionee's Initials: ______


C. OPTIONEE UNDERSTANDS THAT PMC-SIERRA, INC. HAS RESERVED THE RIGHT TO AMEND OR TERMINATE THE PMC-SIERRA, INC. 1994 INCENTIVE STOCK PLAN AT ANY TIME, AND THAT THE GRANT OF AN OPTION UNDER SUCH PLAN AT ONE TIME DOES NOT IN ANY WAY OBLIGATE PMC-SIERRA, INC. OR ITS SUBSIDIARIES TO GRANT ADDITIONAL OPTIONS IN ANY FUTURE YEAR OR IN ANY GIVEN AMOUNT. OPTIONEE ACKNOWLEDGES AND UNDERSTANDS THAT THE GRANT OF OPTIONS IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION. Optionee's Initials: ______


D. OPTIONEE UNDERSTANDS THAT THE VESTING OF SHARES PURSUANT TO OPTIONS IS EARNED ONLY BY CONTINUING EMPLOYMENT BY OR CONSULTING SERVICES TO THE COMPANY OR ANY OF ITS SUBSIDIARIES (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR ACQUIRING SHARES PURSUANT TO THE EXERCISE OF AN OPTION). OPTIONEE UNDERSTANDS THAT NOTHING IN ANY OPTION AGREEMENT OR THE PMC-SIERRA, INC. 1994 INCENTIVE STOCK PLAN CONFERS UPON OPTIONEE ANY RIGHT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES. Optionee's Initials: ______




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                                    EXHIBIT A
                                    _________


                       NOTICE OF EXERCISE OF STOCK OPTION
                       __________________________________


TO:      PMC-Sierra, Inc.

FROM:
                    ___________________________________

DATE:
                    ___________________________________


RE:    Exercise of Stock Option

       I hereby exercise my option to purchase _________ shares of Common Stock at $____________ per share (total exercise price of $__________________), effective today's date. This notice is given in accordance with the terms of my Stock Option Agreement dated ____________, 20__. The option price and vested amount is in accordance with Section I of the Stock Option Agreement.

       The undersigned confirms the representations made in Sections 7, 8 and 9 of the Stock Option Agreement.

       o Please issue shares in stock certificate form in the following name(s):

              __________________________________________________

              __________________________________________________


       o Please electronically transfer the shares exercised as follows:

         Broker Name:  _________________________________________

         Broker Contact Number:   ______________________________

         Account Number: _______________________________________



[NOTE: If the stock is to be registered in a name other than your name, please so advise the Company. The Stock Option Agreement requires the Company's approval for registration in a name other than your name and requires certain agreements from any joint owner.]


                                              Sincerely,


                                              _______________________________
                                              (Signature)


                                              _______________________________
                                              (Print or Type Name)


Letter and consideration
received on _____________, 20__.

By:
   __________________________________


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